Exhibit 4.1

FIFTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Fifth Amended and Restated Investors’ Rights Agreement dated as of August 26, 2015 (this “Agreement”), is made by and among: (i) Selecta Biosciences, Inc., a Delaware corporation (the “Company”); (ii) the holders of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share, (the “Series C Preferred Stock”), the Company’s Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), the Company’s Series E Convertible Preferred Stock, par value $0.0001 per share, (the “Series E Preferred Stock” and, collectively with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock and the Series D Preferred Stock, the “Senior Preferred Stock”), and the Company’s Series SRN Convertible Preferred Stock, par value $0.0001 per share (the “Series SRN Preferred Stock”) listed on the Schedule A attached hereto (collectively, the “Purchasers”); (iii) Omid Farokhzad, Ulrich von Andrian and Robert S. Langer, Jr. (each individually, a “Founder,” and collectively the “Founders”); and (iv) the persons and entities listed on Schedule B (each a “Licensor Shareholder” and collectively, the “Licensor Shareholders”, and collectively with the Founders, the “Initial Stockholders”).

WHEREAS, the Company, the holders of the Company’s Series A Preferred Stock, the holders of the Company’s Series B Preferred Stock, the holders of the Company’s Series C Preferred Stock, the holders of the Company’s Series D Preferred Stock, the holders of the Company’s Series SRN Preferred Stock, the Founders, the Licensor Shareholders and certain other parties named therein are parties to a Fourth Amended and Restated Investors’ Rights Agreement dated as of July 15, 2014 (the “Former Investors’ Rights Agreement”);

WHEREAS, the Company is a party to a Series E Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) pursuant to which the Company agreed to issue shares of Series E Preferred Stock to certain Purchasers (collectively, the “Series E Investors”); and

WHEREAS, the Series E Investors have made it a condition precedent to their purchase of shares of Series E Preferred Stock pursuant to the Purchase Agreement that the parties enter into this Agreement, which amends and restates the Former Investors’ Rights Agreement.

NOW, THEREFORE, in consideration of these mutual promises and covenants set forth herein, the parties hereto agree to the terms and conditions set forth below:

1.                                      Covenants of the Company. The Company covenants and agrees that so long as (i) at least 1,500,000 shares of Senior Preferred Stock (subject to equitable adjustment for stock splits, stock dividends and similar events) are outstanding or (ii) the Purchasers hold of record and beneficially not less than four percent (4%) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) (treating each share of Senior Preferred Stock on an as-converted to Common Stock basis), it will perform and observe the following covenants and provisions:

1.1.                            Financial Statements. The Company will maintain true and accurate books of account in accordance with generally accepted accounting principles applied on a consistent basis (except that the Company will not be required to record the annual valuation and adjustments for its share-based compensation expense under Statement of Financial Accounting Standards No. 123R, recording gains/losses on exchange rates, revenue and deferred revenue and other such valuation analysis tied to year-end until the time it delivers audited financial statements pursuant to Section 1.1(a) below), keep full and complete financial records, and furnish the following reports to (i) each Purchaser who holds at least 600,000 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of Senior Preferred Stock and subject to equitable adjustment for stock splits, stock dividends and similar events) (each a “Major Stockholder”) and (ii) The Brigham and Women’s Hospital (“Brigham”) for so long as it holds at least 10,000 shares of Common Stock (subject to equitable adjustment for stock splits, stock dividends and similar events):

(a)                                 as soon as practicable, but in any event within one hundred ninety (190) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis, and audited and certified by such independent public accountants of nationally recognized standing selected by the Company and approved by the holders of shares representing a majority of the voting power of the Senior Preferred Stock held by the Purchasers;

(b)                                 as soon as practicable, but in any event within thirty (30) days after the end of each month other than the last month of any quarter, an unaudited profit and loss statement and a cash flow statement and the balance sheet as of the end of such month;

(c)                                  as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter, an unaudited profit and loss statement and a cash flow statement and the balance sheet as of the end of such fiscal quarter; and

(d)                                 such other financial information of the Company as any Major Stockholder or Brigham may reasonably request, including certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company prescribed under this Section 1.

1.2.                            Operating Plan; Other Reporting. The Company will prepare and deliver to each Major Stockholder, on or before the first day of each fiscal year, an annual operating plan (that will include a budget) prepared on a monthly basis and, promptly after preparation, any revisions to such operating plan. In addition, the Company will promptly provide to each Major Stockholder other customary information and materials, including reports of adverse developments, management letters, communications with stockholders or directors, press releases, and registration statements.

1.3.                            Inspection. The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Major Stockholders to visit and inspect any of the

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properties of the Company including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, prospects, finances, and accounts of the Company with its officers, administrative employees, and independent accountants, all at the expense of the Major Stockholders and at such reasonable times and as often as may be reasonably requested. The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Major Stockholders to visit and inspect any of the properties of SELECTA (RUS) LLC, a Russian limited liability company and subsidiary of the Company (the “Project Company”) including its books of account and any document or agreement to which the Project Company is a party (but not to make copies thereof), provided that the Project Company is permitted to disclose such document or agreement to such representatives during such visit, and to discuss the affairs, prospects, finances, and accounts of the Project Company with its general director, all at the expense of the Major Stockholders and at such reasonable times as may be reasonably requested; provided that such visits and inspections will be limited to (i) two (2) times per calendar year for a duration of no more than two (2) consecutive business days each and (ii) two (2) times per calendar year for a duration of no more than one-half (1/2) business day each. For the avoidance of doubt, the rights afforded to RUSNANO, an open joint stock company organized and existing under the laws of the Russian Federation (“RUSNANO”), under this Section 1.3 shall be in addition to, and not lieu of, any audit rights RUSNANO may have pursuant to Section 5.3.

1.4.                            Employee Agreements. The Company shall require all its employees and consultants to enter into the Company’s standard confidentiality and assignment agreement containing provisions governing, among other things, the protection of confidential information, assignment of intellectual property, competition with the Company and solicitation of the Company’s employees.

1.5.                            Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon (a) the conversion of the Senior Preferred Stock and Series SRN Preferred Stock and (b) the exercise of those certain warrants to purchase Common Stock issued pursuant to (A) the Purchase Agreement and (B) that certain Securities Purchase Agreement by and among the Company and the other parties thereto, dated as of April 10, 2015, all Common Stock issuable from time to time upon such conversion or exercise, as applicable.

1.6.                            Board Meetings. The Company agrees to hold a meeting of its board of directors (“Board of Directors”) at least once every eight weeks, or such other schedule for board meetings as is agreed by the Board of Directors.

1.7.                            Approval. The Company shall not without the approval of at least a majority of disinterested members of the Board of Directors (if any) authorize or enter into any transactions with any director or officer, or any member of such director’s or officer’s immediate family, other than standard employment or consulting arrangements.

1.8.                            Committees of the Board. In the event that the Board of Directors constitutes any committee of the Board of Directors, or any subcommittee thereof, directors designated by the holders of Senior Preferred Stock (each, a “Preferred Director”) shall comprise a majority of the members of such committee or subcommittee thereof. The Board of Directors shall designate the Preferred Directors to be appointed to any such committee or subcommittee.

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1.9.                            Directors’ Liability and Indemnification. The Company’s Fourth Amended and Restated Certificate of Incorporation (as the same may be amended or amended and restated from time to time, the “Company Charter”), and the Company’s Bylaws, as in effect from time to time, shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the Company and its subsidiaries to the maximum extent permitted by law. In addition, the Company shall enter into and maintain usual and customary indemnification agreements with each of its directors to indemnify such directors to the maximum extent permissible under applicable law. The Company shall maintain in effect a usual and customary directors and officers insurance policy with coverage limits in amounts to be determined from time to time by the Board of Directors.

1.10.                     US Tax Filings. Within seventy-five (75) days of the establishment of the Project Company, if required by applicable law, the Company shall file a US IRS tax form 8832 on behalf of the Project Company.

1.11.                     Termination of Information Rights. The provisions of this Section 1 shall terminate at the earlier to occur of such time as the Company shall become subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

1.12.                     Project Company Reporting Requirements. The Company shall provide informational reports regarding the Project Company to RUSNANO, as set forth on Exhibit A hereto.

1.13.                     Notice of SRN Optional Conversion Event. The Company shall provide the SRN Majority Holders (as defined below), if any, with (i) written notice of an SRN Optional Conversion Event (as defined in the Company Charter) no later than thirty (30) days prior to the effectiveness of such SRN Optional Conversion Event and (ii) written notice of final approval of such SRN Optional Conversion Event no later than seven (7) business days after the occurrence of such event. The Company shall use commercially reasonable efforts to provide the SRN Majority Holders, if any, with written notice of any SRN Special Optional Conversion Event (as defined in the Company Charter) no later than ten (10) business days after the occurrence of such SRN Special Optional Conversion Event. The Company shall use commercially reasonable efforts to provide the SRN Majority Holders, if any, with notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (including without limitation any Deemed Liquidation Event, as defined in the Company Charter) no later than sixty (60) days prior to the occurrence of such event (or, if neither the Board of Directors nor the Company’s Chief Executive Officer have knowledge of such event at that time, promptly at any time thereafter when the Board of Directors or the Company’s Chief Executive Officer has knowledge of such event); provided that under no circumstances shall the Company have any liability whatsoever for any failure to use such efforts or provide such notice. Notwithstanding anything to the contrary herein, each notice to the SRN Majority Holders to be provided hereunder shall be deemed effectively provided at the time each member of the Board of Directors designated by the SRN Majority Holders shall receive such notice.

1.14.                     Confidentiality. Each Purchaser agrees that such Purchaser will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor such Purchaser’s investment in the Company) any confidential information obtained from the Company or the

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Project Company or any other affiliate of the Company or any representative of the Company, the Project Company or any affiliate of the Company (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 1.14 by such Purchaser), (b) is or has been independently developed or conceived by such Purchaser without use of the confidential information of the Company, the Project Company or any affiliate of the Company, or (c) is or has been made known or disclosed to such Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company, the Project Company or any affiliate of the Company; provided, however, that a Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring such Purchaser’s investment in the Company; (ii) to any prospective transferee of such Purchaser permitted under Section 4.1, if such prospective transferee agrees to be bound by the provisions of this Section 1.14; (iii) to any Affiliate (as defined in Section 4.1) in the ordinary course of business, provided that such Purchaser informs such Affiliate that such information is confidential and directs such Affiliate to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

2.                                      Participation Rights.

2.1.                            Definitions. As used in this Section 2, the following terms shall have the following meanings:

(a)                                 “New Securities” means (i) any capital stock of the Company whether or not currently authorized, (ii) all rights, options, or warrants to purchase capital stock, and (iii) all securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the term “New Securities” shall not include (1) the Series E Preferred Stock issued or to be issued pursuant to the Purchase Agreement or the shares of Common Stock issuable upon the conversion of the Senior Preferred Stock or Series SRN Preferred Stock; (2) those certain warrants to purchase Common Stock issued pursuant to (A) the Purchase Agreement or (B) that certain Securities Purchase Agreement by and among the Company and the other parties thereto, dated as of April 10, 2015, if any, or shares of Common Stock issued pursuant to the exercise of any such warrants; (3) shares of Common Stock, or options to purchase such shares, that are issued or granted to directors, employees or consultants of the Company pursuant to a stock incentive plan approved by the Board of Directors, including a majority of the Preferred Directors; (4) securities issued as a result of any stock split, stock dividend, or reclassification by the Company, distributable on a pro rata basis to all holders of such class of securities; (5) securities reissued to employees or consultants of the Company following the Company’s acquisition of such securities pursuant to restricted stock arrangements with individuals who have terminated their relationship with the Company or shares subject to options which have been cancelled; (6) securities issued to the Massachusetts Institute of Technology or persons designated by the Massachusetts Institute of Technology pursuant to the MIT License Agreement (as defined in the Purchase Agreement); (7) securities issued to a financing institution in connection with a commercial credit arrangement, equipment financing or similar financing arrangement approved by a majority of the Board of Directors, including a

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majority of the Preferred Directors; (8) securities issued in connection with the bona fide acquisition of a business, product or technology by the Corporation approved by a majority of the Board of Directors, including a majority of the Preferred Directors; and (9) securities issued in connection with any bona fide sponsored research, collaboration, joint venture, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by a majority of the Board of Directors, including a majority of the Preferred Directors.

(b)                                 “Purchaser” shall include, for the purposes of this Section 2 only, each Licensor Shareholder.

2.2.                            Participation Right. Each Purchaser shall be entitled to purchase, on a pro rata basis, all or any part of New Securities which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Each Purchaser’s pro rata share shall equal a fraction of the New Securities being issued, the numerator of which is the number of shares of Common Stock held or Common Stock issuable upon conversion of the Senior Preferred Stock or other convertible securities (other than the Series SRN Preferred Stock and disregarding the special conversion ratios set forth in Section 3.3(a)(i)(1) or Section 3.3(b)(i)(2) of the Company Charter in effect on the date hereof) then held by such Purchaser, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion of then outstanding Senior Preferred Stock or other convertible securities then outstanding (other than the Series SRN Preferred Stock and disregarding the special conversion ratios set forth in Section 3.3(a)(i)(1) or Section 3.3(b)(i)(2) of the Company Charter in effect on the date hereof). For the purposes of this Section 2, a Purchaser may apportion its pro rata share among itself and any of its general partners, officers, and other affiliates in such proportions as it deems appropriate.

2.3.                            Exercise of Right. In the event the Company intends to issue New Securities, it shall give each Purchaser written notice of such intention, describing the type of New Securities to be issued, the price thereof, and the general terms upon which the Company proposes to effect such issuance (the “Sale Notice”). Each Purchaser shall have twenty (20) days from the date of the delivery of any Sale Notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Sale Notice by giving written notice to the Company stating the quantity of New Securities to be so purchased (“Exercise Notice”); provided, however, that in the event that the transaction described in a Sale Notice involves in whole or in part the payment of non-cash consideration, or the payment of consideration over time, the Purchasers shall have the right to elect, upon exercise of their rights set forth in this Section 2, to pay to the Company in full consideration for the New Securities the present cash value of the consideration described in the Sale Notice as determined by the Board of Directors of the Company in good faith.

2.4.                            Overallotment. In the event any Purchaser fails to exercise its right to purchase its pro rata share of New Securities, each Purchaser who delivered an Exercise Notice for such Purchaser’s total pro rata share of New Securities (an “Overallotment Purchaser”) shall have a right to purchase such Overallotment Purchaser’s pro rata share of the New Securities with respect to which Purchasers have failed to exercise their rights hereunder (“Remaining New Securities”). In such case, within twenty five (25) days after the delivery of the Sale Notice, the Company shall provide written notice (“Overallotment Notice”) to each Overallotment

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Purchaser, which shall state the total amount of Remaining New Securities, and the pro rata portion of such Remaining New Securities which each Overallotment Purchaser is entitled to purchase. Each Overallotment Purchaser wishing to purchase any Remaining New Securities shall amend such Overallotment Purchaser’s Exercise Notice in writing within five (5) days from the date of delivery of the Overallotment Notice. For the purpose of this Section 2.4, an Overallotment Purchaser’s pro rata share of the Remaining New Securities shall be calculated as provided in Section 2.2, except that the denominator of the fraction shall be the total number of shares of Common Stock issued or issuable upon conversion of shares of Senior Preferred Stock held by all of the Overallotment Purchasers.

2.5.                            Closing. The closing of the purchase of New Securities by the Purchasers exercising their rights hereunder (“Participating Purchasers”) shall take place at such location, date and time as the parties purchasing such New Securities shall agree. At the closing, the Company shall deliver to the Participating Purchasers certificates representing all of the New Securities purchased and such other agreements executed by the Company which grant any rights or privileges to the Participating Purchasers as are being granted to the other purchasers in such issuance, and in any event, at the request of the Participating Purchasers, a duly executed certificate reasonably satisfactory to the Participating Purchasers containing a representation and warranty that, upon issuance or transfer of such securities to the Participating Purchasers, the Participating Purchasers will be the legal and beneficial owners of such securities with good title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever, and that the Company has the absolute right to issue or transfer such securities to the Participating Purchasers without the consent or approval of any other person. At the closing, the Participating Purchasers shall deliver to the Company payment for the New Securities and such agreements executed by the other purchasers in such issuance which include representations by such purchasers to the Company or restrict such purchaser’s rights with respect to the New Securities, and, at the request of the Company, a duly executed certificate reasonably satisfactory to the Company containing such representations and warranties of the Participating Purchasers with respect to federal and state securities laws. The certificates representing the equity securities may contain a legend stating that they are issued subject to the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

2.6.                            Failure to Exercise Right. In the event the Purchasers fail to fully exercise the foregoing participation right with respect to any New Securities within the periods specified by Sections 2.3 and 2.4 above, the Company may within one hundred twenty (120) days after the delivery of the Sale Notice sell any or all of such New Securities not agreed to be purchased by the Purchasers, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Sale Notice. In the event the Company has not closed the sale of such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Purchasers in the manner provided in Section 2.3.

2.7.                            Waiver and Termination of Participation Rights. The participation rights established in this Section 2 may be waived with and only with the written consent of the Company and the Purchasers holding at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities (as defined below) held by all Purchasers (which waiver shall apply to all

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Purchasers holding Registrable Securities, it being agreed that a waiver of the provisions of this Section 2 with respect to a particular transaction shall be deemed to apply to all Purchasers if such waiver does so by its terms, notwithstanding the fact that certain Purchasers may nonetheless, by agreement with the Company, purchase securities in such transaction). The provisions of this Section 2 shall not apply to, and shall terminate immediately prior to the execution of, (i) a firm commitment underwritten public offering pursuant to an effective registration statement under the Act (as defined below) covering the offer and sale of the Company’s Common Stock to the public, for the account of the Company, and having an aggregate offering price to the public of not less than $30,000,000 (a “Qualified Public Offering”) and (ii) a transaction that qualifies as a liquidation, dissolution or winding up of the affairs of the Company under the Company Charter, as it may be amended from time to time.

3.                                      Registration Rights. The Company covenants and agrees as follows:

3.1.                            Definitions. As used in Section 2 and this Section 3, the following terms shall have the following meanings:

(a)                                 “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(b)                                 “Act” means the Securities Act of 1933, as amended.

(c)                                  “Form S-1” means such form under the Act as in effect on the date hereof, or any registration form under the Act subsequently adopted by the SEC which permits the registration of securities under the Act for which no other form is authorized or prescribed.

(d)                                 “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(e)                                  “Preferred Stock Holder” means (i) a Purchaser and any persons or entities to whom the rights granted under this Section 3 are transferred by the Purchaser and (ii) their successors or assigns as permitted under Section 4 below.

(f)                                   “Holders” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 4 below.

(g)                                  “Permitted Transferee” means, with respect to the Founders (i) any member or members of such Founder’s immediate family to whom Registrable Securities are transferred; and (ii) any trust to which Registrable Securities are transferred (1) in respect of which such Founder serves as trustee, provided that the trust instrument governing such trust shall provide that such Founder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Registrable Securities until the termination of this Agreement or (2) for the benefit solely of any member or members of such Founder’s immediate family; provided, that no person or entity shall be a Permitted Transferee unless such transferee delivers a written notice to the Company at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which such rights are being assigned.

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(h)                                 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(i)                                     “Registrable Securities” means (i) the Common Stock held by the Founders and their Permitted Transferees, (ii) the Common Stock issuable or issued upon conversion of the Senior Preferred Stock, (iii) the Common Stock issuable or issued upon conversion of the Series SRN Preferred Stock, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) through (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 3 are not properly assigned.

(j)                                    “Outstanding Registrable Securities” means the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(k)                                 “SEC” means the U.S. Securities and Exchange Commission.

3.2.                            Demand Registration.

(a)                                 If the Company shall receive at any time after the earlier to occur of (1) the date one hundred eighty (180) days after the initial registration of any series or class of the Company’s securities, and (2) the fourth anniversary of the date hereof, a written notice from Holders holding at least fifty percent (50%) of the Outstanding Registrable Securities then held by all Preferred Stock Holders, voting together as a single class on an as converted to Common Stock basis (determined, in the case of the Series E Preferred Stock, without regard to the special conversion ratios set forth in Section 3.3(a)(i)(1) or Section 3.3(b)(i)(2) of the Company Charter in effect on the date hereof), requesting that the Company effect a registration statement under the Act with respect to all or a part of the Registrable Securities held by such Preferred Stock Holders, then the Company shall:

(i)                                        within ten (10) days of the receipt thereof, give written notice of such request to all Preferred Stock Holders; and

(ii)                                     effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Preferred Stock Holders request to be registered, by notice to the Company within thirty (30) days of the mailing of the notice sent by the Company in accordance with Section 3.2(a)(i), subject to the limitations of Section 3.2(b).

(b)                                 If the Preferred Stock Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made

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pursuant to Section 3.2(a) and the Company shall include such information in the written notice referred to in Section 3.2(a)(i). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Preferred Stock Holder to include Registrable Securities in such registration shall be conditioned upon such Preferred Stock Holder’s participation in such underwriting and the inclusion of such Preferred Stock Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Preferred Stock Holder) to the extent provided herein. All Preferred Stock Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Preferred Stock Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Preferred Stock Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Preferred Stock Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)                                  Notwithstanding the foregoing, if the Company shall furnish to Preferred Stock Holders requesting registration pursuant to this Section 3.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for a registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days, in the aggregate (after taking into account the period of any prior delays pursuant to this Section 3.2(c) during any twelve (12) month period), after receipt of the request of the Initiating Holders.

(d)                                 In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 3.2 after the Company has effected two (2) registrations on Form S-1 pursuant to this Section 3.2 and such registration statements have been declared or ordered effective and the sales of Registrable Securities under such registration statements have closed.

(e)                                  No incidental right under this Section 3.2 shall be construed to limit any registration required under Section 3.3 or Section 3.4 herein.

3.3.                            “Piggy-Back” Registration.

(a)                                 If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash, other than (i) the initial registration of any series or class of the Company’s securities, (ii) a registration relating solely to the sale of securities to participants in a

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stock plan, (iii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iv) a registration on Form S-4 (or any successor form) relating solely to a transaction pursuant to the SEC’s Rule 145, the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request by a Holder given to the Company within twenty (20) days after such notice by the Company provided in accordance with Section 6.4, the Company shall, subject to the provisions of Section 3.3(b), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 3.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, consultant, officer, or employee of the Company or any subsidiary other than the Founders and their Permitted Transferees and (ii) stockholders exercising any contractual or incidental registration rights subordinate and junior to the rights of the Preferred Stock Holders. If after such shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then the Registrable Securities to be included, if any, shall be apportioned pro rata among the Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such Holders. For purposes of the preceding sentence concerning apportionment, for any selling Holder which is a partnership or corporation, the partners, retired partners, and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

(c)                                  No incidental right under this Section 3.3 shall be construed to limit any registration required under Section 3.2 or Section 3.4 herein.

3.4.                            Form S-3 Registration. In case the Company shall receive from Preferred Stock Holders a written request that the Company effect a registration on Form S-3, subject to the limitations and qualifications set forth in Section 3.4(b), and any related qualification or

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compliance with respect to all or a part of the Registrable Securities owned by such Preferred Stock Holder or Preferred Stock Holders, the Company agrees:

(a)                                 to promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)                                 as soon as practicable after receiving such a request, to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Preferred Stock Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 3.4 if (i) Form S-3 is not available for such offering by the Holders; (ii) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $2,000,000; (iii) the Company furnishes to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Preferred Stock Holders under this Section 3.4, provided, however, that the Company shall not utilize this right more than once in any eighteen (18) month period; or (iv) the Company has effected two (2) registrations on Form S-3 (or its then equivalent) pursuant to this Section 3.4 during such calendar year and such registrations have been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

(c)                                  Registrations effected pursuant to this Section 3.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 3.2 or 3.3.

3.5.                            Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (but subject to providing counsel to the Holders with a reasonable opportunity to review and comment on all documents):

(a)                                 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended,

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if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided, that SEC Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with each Holder’s intended method of disposition.

(c)                                  Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.

(d)                                 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any managing underwriter; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                   Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                  Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

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(h)                                 Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)                                     Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, copies of (i) the opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration given to the underwriters in such underwritten public offering, which opinion shall be in such form as is reasonably satisfactory to counsel to the underwriters, and (ii) the letter dated as of such date, from the independent certified public accountants of the Company, to the underwriters in such underwritten public offering, addressed to the underwriters, which letter shall be in such form as is reasonably satisfactory to counsel to the underwriters.

3.6.                            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

3.7.                            Expenses of Demand and S-3 Registrations. The Company shall pay all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Sections 3.2 and 3.4, including (a) all registration, filing, and qualification fees (including filing fees with the SEC, fees due to the Financial Industry Regulatory Authority (“FINRA”) and fees due for listing on any stock exchange, including Nasdaq); (b) printers and accounting fees; (c) fees and disbursements of counsel for the Company; and (d) the reasonable fees and disbursements of one counsel for the selling Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.2 or 3.4 if the registration request is subsequently withdrawn at the request of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then held by Preferred Stock Holders to be registered (in which case all Preferred Stock Holders participating in the aborted registration shall bear such expenses), unless the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Registrable Securities then held by Preferred Stock Holders agree to forfeit their rights to a registration under Section 3.2; provided further, however, that if at the time of such withdrawal, the Preferred Stock Holders have either (i) learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Preferred Stock Holders at the time of their request or (ii) been informed by the underwriters of such registration that more than twenty percent (20%) of the Registrable Securities requested for registration shall not be includable therein due to market factors, and in either such case the Preferred Stock Holders have withdrawn the request with reasonable promptness following such disclosure, then the Preferred Stock Holders shall not be required to pay such expenses and shall retain their rights pursuant to Sections 3.2 and 3.4.

3.8.                            Expenses of “Piggy-Back” Registration. The Company shall pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with

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respect to the registrations pursuant to Section 3.3 for each Holder, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding stock transfer taxes, underwriting discounts and commissions relating to the Registrable Securities.

3.9.                            Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

3.10.                     Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, and each person (if any) who controls such Holder (a “Controlling Person”) or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities joint or several) to which they may become subject under the Act, the 1934 Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a “Violation”) (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and the Company will pay to each such Holder, underwriter, or Controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 3.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, or Controlling Person.

(b)                                 To the extent permitted by law, each selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person (if any) who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for

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use in connection with such registration or (ii) any violation or alleged violation by such Holder of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 3.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 3.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such indemnifying Holder, which consent shall not be unreasonably withheld; and further provided that in no event shall any indemnity under this Section 3.10(b) exceed the net proceeds from the offering received by such indemnifying Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 3.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel and participate in the defense, with the fees and expenses to be paid by the indemnifying party if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.10, but the omission so to deliver written notice to the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 3.10.

(d)                                 If the indemnification provided for in this Section 3.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   The obligations of the Company and Holders under this Section 3.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and otherwise.

3.11.                     Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts:

(a)                                 to make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times from and after the ninetieth (90th) day following the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)                                 to take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)                                  to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d)                                 to furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time on or after the ninetieth (90th) day following the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

3.12.                     “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the period of duration (not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter, to the extent required by any FINRA rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lockup period) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Holder shall not, to the extent requested by the Company and such underwriter,

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directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company enter into similar agreements. The Company agrees that it shall not release any Holder (or any officer or director referred to hereinabove) from the obligations imposed pursuant to this Section 3.12 unless all Holders are so released on a proportionate basis relative to their ownership of Registrable Securities.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of a Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 3.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

3.13.                     Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 3 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, or (ii) when the Registrable Securities held by such Holder (together with any Affiliate of such Holder with whom such Holder must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(b)(1) within a ninety (90) day period.

4.                                      Transfers of Certain Rights.

4.1.                            Permitted Transferees.

(a)                                 The rights granted to the Purchasers under this Agreement may be transferred to (i) any other Purchaser or any general or limited partner, affiliated fund or member thereof, officer or other affiliate of any Purchaser or any entity or person that controls, or is controlled by, or is under common control with such Purchaser (“Affiliates”) or (ii) any other person or entity that acquires at least 600,000 shares of Senior Preferred Stock or Common Stock; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

(b)                                 All, but not less than all, of the rights granted to RUSNANO under this Agreement may be transferred to an Affiliate of RUSNANO in connection with the transfer all of the shares of capital stock of the Company held by RUSNANO to such transferee; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned.

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(c)                                  Brigham shall be permitted to apportion its rights under this Agreement among itself and its Affiliates; provided, however, that such Affiliates agree in writing to become parties to this Agreement.

4.2.                            Subsequent Transfers. A transferee to whom rights are transferred pursuant to this Section 4 may not again transfer such rights to any other person or entity, other than as provided in Section 4.1(a) above.

4.3.                            Legends. Each certificate representing the shares of Senior Preferred Stock or Series SRN Preferred Stock shall bear a legend indicating that any holder of such stock shall be subject to this Agreement.

4.4.                            Aggregation of Stock. All shares held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.                                      Negative Covenants of the Company.

5.1.                            Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the closing of a Qualified Public Offering, it will not, without the vote or written consent of the Board of Directors, including, in all cases, the affirmative vote or consent of a majority of the Preferred Directors, and with respect to Section 5.1 (ii) below, the affirmative vote or consent of the director appointed by RUSNANO:

(i)                                                          incur any indebtedness for borrowed money, in a single or related series of transactions, in an amount in excess of $250,000;

(ii)                                                       create or authorize the creation of any debt security or incur any indebtedness for borrowed money with a final maturity date after the November 7, 2019, other than equipment leases or other trade credit incurred in the ordinary course of business;

(iii)                                                    create or authorize the creation of any debt security or incur any aggregate indebtedness in excess of $5,000,000 that is not already included in a budget approved by the Board of Directors, other than equipment leases, lines of credit, debt financing approved by the Board of Directors, or other trade credit incurred in the ordinary course of business;

(iv)                                                   incur or make, in any fiscal year, any capital expenditures in excess of $250,000 above the amount contained in the annual operating plan (referenced in Section 1.2) for such fiscal year; or

(v)                                                      enter into any transactions with directors, officers, employees, consultants or five percent (5%) stockholders of the Company or their affiliates other than employment and consulting agreements in the ordinary course of business.

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5.2.                            Negative Covenants of the Company Regarding the Project Company.

(a)                                 Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, until the closing of a Qualified Public Offering, it will not, directly or indirectly, without the vote or written consent of the SRN Majority Holders, if any:

(i)                                                             amend or restate the charter or other applicable organizational document of the Project Company in effect from time to time (the “Project Company Charter”), or increase or decrease the amount of charter capital of the Project Company;

(ii)                                                          subject to Section 1.3 of that certain Fifth Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company and the other parties named therein (as may be amended from time to time), (x) terminate the powers of any member of the board of directors of the Project Company designated by RUSNANO or I2BF (as defined below) prior to the expiration of such member’s term or (y) make or authorize any changes in the scope of authority and decision-making and related procedures of the board of directors of the Project Company (including any increase or decrease in the size of the board of directors of the Project Company);

(iii)                                                       effect a restructuring, reorganization or similar change in the equity, debt or assets of the Project Company;

(iv)                                                      effect the reorganization, liquidation or bankruptcy of the Project Company (including (1) transactions aimed at prevention of bankruptcy after notification by the sole executive body of the Project Company to the Company pursuant to applicable law and (2) financial rehabilitation), except when bankruptcy is mandatorily required by Russian law to be initiated by the sole executive body of the Project Company;

(v)                                                         appoint a liquidating commission for the Project Company, or approve the liquidation balance sheets of the Project Company;

(vi)                                                      approve or enter into major transactions proposed by the Project Company concerning the purchase, disposal or possible disposal by the Project Company, directly or indirectly, of its assets with the value exceeding twenty-five percent (25%) of the total value of the assets of the Project Company determined based on its accounting statements prepared in accordance with Russian accounting principles and practices, as required under Russian law or regulation, as in effect from time to time and applied consistently throughout the periods involved for the last reporting period (month) preceding the date of the decision on approval of such transactions;

(vii)                                                   approve or enter into any transaction relating to directly or indirectly disposing or encumbering intellectual property assets of the Project Company, subject to Section 3.4 of that certain Intellectual Property License Agreement, dated as of November 7, 2011, by and between the Company and the Project Company (the “License Agreement”);

(viii)                                                cause or permit the Project Company to approve or enter into the termination or assignment of, or amendment to, the License Agreement; or

(ix)                                                      approve the cash valuation of any assets contributed as payment for participatory interests in the charter capital of the Project Company.

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(b)                                 Notwithstanding the foregoing, Section 5.2(a) shall not apply to any transactions regarding the assignment or licensing of intellectual property by and between the Company and the Project Company, subject to Sections 3.4 and 4.1 of the License Agreement.

(c)                                  The “SRN Majority Holders” shall mean each of (i) RUSNANO, and (ii) collectively, (A) VTB Capital I2BF Netherlands B.V., a private limited liability company, organized and existing under the laws of the Netherlands, and (B) Selecta RKFN Ltd., a limited liability company organized and existing under the laws of the Russian Federation (the entities named in (A) and (B) together, “I2BF”); provided however that if either such SRN Majority Holder ceases to hold, either directly or through one or more of its Affiliates, all of the shares of Series SRN Preferred Stock held by such SRN Majority Holder as of the date hereof, whether as a result of any transfer, sale, conversion, redemption or otherwise (other than a transfer to an Affiliate that is a permitted transferee pursuant to Section 4.1(b), such SRN Majority Holder shall no longer be deemed to be an SRN Majority Holder for any purpose.

(d)                                 Notwithstanding anything to the contrary herein, Section 5.2(a) shall terminate and be of no further force and effect on the earliest date on which each of RUSNANO and I2BF (or one or more of their respective Affiliates that are a permitted transferee pursuant to Section 4.1(b),) no longer holds and has sole beneficial ownership of all of the shares of Series SRN Preferred Stock respectively held by it as of the date hereof, whether as a result of any transfer, sale, conversion, redemption, or otherwise.

5.3.                            Affirmative Covenants of the Company Regarding the Project Company.

(a)                                 Each of the Company and the SRN Majority Holders covenant and agree until the closing of a Qualified Public Offering:

(i)                                                             Each of the SRN Majority Holders shall have the right to require one (1) independent audit of the financial statements of the Project Company per year (in addition to the annually scheduled audit of the Project Company), provided that such audit is conducted at such SRN Majority Holders’ sole expense and provided further that no more than a total of one (1) such independent audit shall be required in any twelve (12) month period.

(ii)                                                          In the event there is a Deadlock (as defined below) with respect to any resolution or decision to be made by the board of directors of the Project Company in accordance with the Project Company Charter which cannot be resolved within fifteen (15) business days of occurrence of any Deadlock Event (as defined below), the SRN Majority Holders or the Company may serve notice (a “First Level Notice”) in writing on the other party requiring the Deadlock to be referred to a representative of the SRN Majority Holders and the Company. Each of the SRN Majority Holders and the Company shall cause its respective representative to meet with the other representative within fifteen (15) business days of service of the First Level Notice for the purpose of resolving the Deadlock. If such representative s have not met or are unable to resolve the Deadlock within fifteen (15) business days of service of the First Level Notice, either party may serve notice in writing on the other party (a “Second Level Notice”) requiring that the Deadlock be referred to a panel of third party independent experts (the “Independent Expert Panel”). Each of the SRN Majority Holders and the Company agree that the Independent Expert Panel shall consist of one (1) nominee appointed by each party.

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Each of the SRN Majority Holders and the Company shall use its best efforts to appoint a suitable nominee (being an experienced global pharmaceutical executive with qualifications consistent with those of other directors of the Company) and procure that the Independent Expert Panel considers the Deadlock and delivers its determination (the “Expert Solution”) of how to resolve the Deadlock within twenty (20) business days of service of the Second Level Notice. The SRN Majority Holders and the Company shall, acting in good faith, within ten (10) business days of receipt of the Expert Solution, consult with each other and use reasonable efforts to agree to a resolution to the Deadlock based in all material respects on the Expert Solution. In the event that the Company and the SRN Majority Holders agree on such a resolution, they shall use reasonable efforts to procure that such resolution is implemented as soon as reasonably practicable. For the purpose of this Section 5.3(a)(ii), a “Deadlock” shall be deemed to have occurred when (A) a resolution is proposed by the Company, in its capacity as a participant in the Project Company, in accordance with the Project Company Charter and in respect of any of the matters indicated in Section 5.2 or 5.3 hereof, and such resolution is not approved by the SRN Majority Holders, as a holder of Series SRN Preferred Stock during at least two (2) successive duly called meetings of the board of directors of the Project Company; (B) a resolution of the Board of Directors of the Project Company is proposed by a director nominated by the Company and is not adopted by a unanimous vote in accordance with the Project Company Charter with respect to the decisions requiring a unanimous vote pursuant to Section 22 of the Project Company Charter during at least two (2) successive duly called meetings of the board of directors of the Project Company; or (C) a quorum is not present at two (2) successive duly called board meetings of the Project Company for the purpose of considering any resolution referred to in subsection (B) hereof due to the absence of a nominated director from the relevant board meeting (each of the events set forth in (A) through (C) of this subsection 5.3(a)(ii), a “Deadlock Event”).

(b)                                 Notwithstanding anything to the contrary herein, Section 5.3(a) shall terminate and be of no further force and effect on the earliest date on which each of RUSNANO and I2BF (or one or more of their respective Affiliates that are a permitted transferee pursuant to Section 4.1(b),) no longer holds and has sole beneficial ownership of all of the shares of Series SRN Preferred Stock respectively held by it as of the date hereof, whether as a result of any transfer, sale, conversion, redemption, or otherwise.

5.4.                            Multi-Country Clinical Trials. The Company agrees and covenants that in any instance when any of the Company or the Project Company products reaches clinical trials in at least two (2) countries, the Company shall, or shall cause the Project Company to, as the case may be, include the Republic of Kazakhstan in such clinical trials of such products if permitted under the laws and regulations of the Republic of Kazakhstan.

6.                                      General.

6.1.                            Severability. The provisions of this Agreement are severable, so that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

22

6.2.                            Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Holder shall be entitled to specific performance of the agreements and obligations of any other Holder hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6.3.                            Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the internal laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

6.4.                            Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) for notices sent by the Company to addressees within the United States, two (2) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) three (3) business days after being sent via a reputable international courier service with expedited delivery, in each case to the intended recipient as set forth below, or (c) immediately upon being sent by facsimile, provided that the sender receives electronic confirmation of delivery, or electronic mail:

(i)                                     If to the Company:

Selecta Biosciences, Inc.

480 Arsenal Street, Building One

Watertown, Massachusetts 02472

Attn: President

Fax: 617-924-3454

E-mail: wcautreels@selectabio.com

with a copy to:

Jeffrey L. Quillen, Esquire

Foley Hoag LLP

Seaport World Trade Center West

155 Seaport Boulevard

Boston, Massachusetts 02210

Fax: 617-832-7000

E-mail: jlq@foleyhoag.com

(ii)           If to a Purchaser, at its address set forth in Schedule A hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Purchaser;

(iii)          If to a Licensor Shareholder, at its address set forth in Schedule B hereto, or at such other address as may have been furnished to the other parties hereto in writing by such Licensor Shareholder; and

23

(iv)                              If to a Founder, at the Company or at such other address or addresses as may have been furnished to the other parties hereto in writing by such Founder.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 6.4.

6.5.                            Complete Agreement; Amendments. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter. No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by (i) the Company, (ii) the Founders holding a majority of the voting power of the shares of the Company’s capital stock then held by all of the Founders and (iii) the Purchasers holding at least 66 2/3% of the Registrable Securities then held by all of the Purchasers, and any such amendment, modification, termination or waiver shall be binding on all parties hereto; provided that any such waiver or amendment which materially adversely affects the rights, privileges, duties or obligations of a Purchaser in a manner materially different than those of all other Purchasers shall not be effective without the written consent of the affected Purchaser. Notwithstanding anything to the contrary herein, neither Section 5.2 nor Section 5.3 may be amended without the prior written consent of the SRN Majority Holders, if any. Notwithstanding anything to the contrary herein, this Agreement may be amended by the Company without the consent of any of the other parties hereto to add as a party hereto and include information regarding and otherwise accommodate an additional purchaser of shares of Series E Preferred Stock pursuant to the Purchase Agreement, as may be amended from time to time; provided that any such amendment does not materially and adversely affect the rights of any Purchaser under this Agreement (it being agreed that the issuance of additional shares of capital stock in accordance with the Purchase Agreement, as may be amended or modified from time to time in accordance with its terms, and the other Financing Agreements (as such term is defined in the Purchase Agreement), each as may be modified from time to time in accordance with its respective terms, shall not be deemed to affect the Purchasers under this Agreement).

6.6.                            Construction. A reference to a Section or Schedule shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

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6.7.                            Counterparts; Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.8.                            Amended and Restated Agreement. The Former Investors’ Rights Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of this Agreement by (i) the Company; (ii) the Founders holding a majority of the voting power of the shares held by all of the Founders; and (iii) the Purchasers (as such term is defined in the Former Investors’ Rights Agreement) holding at least 66 2/3% of the voting power of the Registrable Securities (as such term is defined in the Former Investors’ Rights Agreement) held by all such Purchasers as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Former Investors’ Rights Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all participation rights and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement. Each of such Founders and Purchasers acknowledge and agree that the execution and delivery by the Company of this Agreement, the Purchase Agreement and the additional Financing Agreements and the performance by the Company of its obligations thereunder do not constitute a default under the provisions of the Former Investors’ Rights Agreement.

6.9.                            Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, non-performance, breach or termination (collectively, the “Dispute”) shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (the “ICC Rules”), except as they may be modified herein or by mutual agreement of the parties. The Dispute shall be resolved by three (3) arbitrators appointed in the following manner: each party shall nominate an arbitrator for confirmation as provided in the ICC Rules and following their confirmation, the third arbitrator shall be appointed by the International Court of Arbitration of the International Chamber of Commerce; provided, however, that at least one (1) of such arbitrators shall have substantive expertise in the pharmaceutical industry. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The tribunal shall determine the proportion of the costs of the arbitration which each party shall bear. The award shall be final, conclusive and binding upon the parties hereto. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

[Remainder of page intentionally left blank.]

25

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as an instrument under seal as of the date first above written.

SELECTA BIOSCIENCES, INC.

By:	/s/ Werner Cautreels
Name:	Werner Cautreels
Title:	President and CEO

FOUNDERS:

/s/ Omid Farokhzad
Omid Farokhzad

/s/ Ulrich von Andrian
Ulrich von Andrian

/s/ Robert S. Langer, Jr.
Robert S. Langer, Jr.

-Signature Page to Fifth  Amended and Restated Investors’ Rights Agreement-

PURCHASERS:	POLARIS VENTURE PARTNERS V, L.P.

	By:	POLARIS VENTURE MANAGEMENT
CO. V, L.L.C.
its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-Fact

POLARIS VENTURE PARTNERS
ENTREPRENEURS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT
CO. V, L.L.C.
its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS
FOUNDERS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT
CO. V, L.L.C.
its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

POLARIS VENTURE PARTNERS
SPECIAL FOUNDERS’ FUND V, L.P.

	By:	POLARIS VENTURE MANAGEMENT
CO. V, L.L.C.
its General Partner

		By:	/s/ William E. Bilodeau
William E. Bilodeau
Attorney-in-fact

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASER:	FLAGSHIP VENTURES FUND 2007, L.P.

	By:	Flagship Ventures 2007 General Partner LLC,
its General Partner

	By:	/s/ Edwin M. Kania, Jr.
Edwin M. Kania, Jr.
Manager

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASER:	NANODIMENSION, L.P.

	By:	NanoDimension Management Limited, its
General Partner

	By:	/s/ Jonathan Nicholson
Jonathan Nicholson
Director

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASERS:	ORBIMED ASSOCIATES III, LP

	By:	OrbiMed Advisors LLC,
its General Partner

	By:	/s/ Carl Gordon
Carl Gordon
Member

ORBIMED PRIVATE INVESTMENTS III, LP

	By:	OrbiMed Capital GP III LLC,
its General Partner

	By:	OrbiMed Advisors LLC,
its Managing Member

	By:	/s/ Carl Gordon
Carl Gordon
Member

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASER:	EMINENT II VENTURE CAPTIAL CORPORATION

	By:	/s/ Ching-Chen Huang
	Name:	Ching-Chen Huang
	Title:	President

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASERS:	LEUKON INVESTMENTS, LP

	By:	LKST, Inc., its General Partner

	By:	/s/ Timothy A. Springer
Timothy A. Springer
President

TAS PARTNERS, LLC

	By:	/s/ Timothy A. Springer
Timothy A. Springer
Manager

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASER:	RUSNANO

	By:	/s/ Yuri Udaltsov
	Name:	Yuri Udaltsov
	Title:	Deputy Chairman of the Management Board of Management Company RUSNANO LLC acting on the basis of a power of attorney

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASER:	ALEXANDRIA EQUITIES, LLC
A Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

	By:	/s/ Eric S. Johnson
	Name:	Eric S. Johnson
	Title:	Senior Vice President RE Legal Affairs

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASERS:	BIODYNAMICS CORE, L.P.

By: BioDynamics, LLC, its General Partner

	By:	/s/ Omid Farokhzad, M.D.
	Name:	Omid Farokhzad, M.D.
	Title:	Member

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASERS:	OSAGE UNIVERSITY PARTNERS II, L.P.

By: OSAGE UNIVERSITY GP II, LP, its General Partner

By: OSAGE PARTNERS, LLC, its General Partner

	By:	/s/ Marc Singer
	Name:	Marc Singer
	Title:	Member

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASERS:	AVENTISUB LLC

	By:	/s/ Joseph M. Palladino
	Name:	Joe M. Palladino
	Title:	President

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASERS:	SPHERA GLOBAL HEALTHCARE MASTER FUND

	By:	/s/ Doron Breen
	Name:	Doron Breen
	Title:	Director

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASERS:	RIDGEBACK CAPITAL INVESTMENTS LP

	By:	/s/ Christian Sheldon
	Name:	Christian Sheldon
	Title:	C.T.O

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

PURCHASERS:	AJU LIFE SCIENCE OVERSEAS EXPANSION
PLATFORM FUND C/O AJU IB INVESTMENT

	By:	/s/ Ji-Won Kim
	Name:	Ji-Won Kim
	Title:	CEO

-Signature Page to Fifth Amended and Restated Investors’ Rights Agreement-

SCHEDULE A

Purchasers

VTB Capital I2BF Netherlands B.V.

Herikerbergweg 238, 1101 CM Amsterdam Zuidoost

Netherlands

Selecta RKFN Ltd.

123290, Russia, Moscow, 1-y

Magistralnyy tupik, 5A

RUSNANO

10A prospect 60-letiya Oktyabrya

Moscow, Russia 117036

Eminent II Venture Capital Corporation

Room A, 28th Floor, No. 7, Sec. 5

Xinyi Rd., Xinyi District

Taipei City 110, Taiwan

Flagship Ventures Fund 2007, L.P.

One Memorial Drive, 7th Floor

Cambridge, MA 02142

Polaris Venture Partners V, L.P.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Attn: Amir H. Nashat

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Attn: Amir H. Nashat

Polaris Venture Partners Founders’ Fund V, L.P.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Attn: Amir H. Nashat

Polaris Venture Partners Special Founders’ Fund V, L.P.

1000 Winter Street, Suite 3350

Waltham, MA 02451

Attn: Amir H. Nashat

NanoDimension L.P.

c/o NanoDimension Management Limited

Attention Jonathan Nicholson

Centennial Towers, Suite 306B

2454 West Bay Road

Grand Cayman, Cayman Islands

Leukon Investments, LP

36 Woodman Rd.

Newton, Massachusetts 02467

Attention: Dr. Timothy A. Springer

TAS Partners, LLC

36 Woodman Rd.

Newton, Massachusetts 02467

Attention: Dr. Timothy A. Springer

OrbiMed Private Investments III LP

767 Third Avenue, 30th Floor

New York NY 10017

Attn: Carl Gordon

OrbiMed Associates III, LP

767 Third Avenue, 30th Floor

New York NY 10017

Attn: Carl Gordon

Alexandria Equities, LLC

385 E. Colorado Blvd., Suite 299, Pasadena, CA 91101

Attn: Joel S. Marcus, CEO

Blakeley Ventures, LLC

60 State Street, Suite 3400

Boston, MA 02109

Jeffrey B. Larson

6 Arlington Street, Unit 5

Boston, MA 02116

Samiei & Morse Partnership

59 Farnham Street

Belmont, MA 02478

Megan Kelleher

444 Far Reach Road

Westwood, MA 02090

Dimitris Bertsimas

43 Lantern Rd.

Belmont, MA 02478

Peter W. Doelger

144 Beacon Street, Apt. 3

Boston, MA 02116

SILVER ROCK FINANCIAL LLC

1250 Fourth Street, Fifth Floor

Santa Monica, CA 90401

WELLWATER LLC

1250 Fourth Street, Fifth Floor

Santa Monica, CA 90401

BAYSIDE PARTNERS LLC

1250 Fourth Street, Fifth Floor

Santa Monica, CA 90401

NP1 LLC

1250 Fourth Street, Fifth Floor

Santa Monica, CA 90401

GENUNO LLC

1250 Fourth Street, Fifth Floor

Santa Monica, CA 90401

DNSMORE LLC

1250 Fourth Street, Fifth Floor

Santa Monica, CA 90401

GENTRACE LLC

1250 Fourth Street, Fifth Floor

Santa Monica, CA 90401

GENDOS LLC

1250 Fourth Street, Fifth Floor

Santa Monica, CA 90401

Mark Afrasiabi

711 El Medio Ave

Pacific Palisades CA 90272

Scott Cohen

405 Palisades Ave

Santa Monica CA 90402

Aventisub LLC

c/o Sanofi

54 rue La Boetie

75008 Paris :

Facsimile : +33 1 53 77 44 53

Attn : Vice President, Legal Operations

Sphera Fund

c/o Sphera Funds Management

21 Ha’Arbaah Street

Platinum House

Tel Aviv 64739

Osage University Partners II, L.P.

50 Monument Road

Suite 201

Bala Cynwyd, PA 19004

Biodynamics Core LP

c/o Biodynamics LLC

15 Laura Rd.

Waban, MA 02468

AJU Life Science Overseas Expansion Platform Fund

c/o AJU IB Investment Co. Ltd.

201 Teheran-ro, 5th floor

Gangnam-gu

Seoul, Korea 135-978

Attention: Mr. Ji-won Kim, CEO

Ridgeback Capital Investments LP

500 South Pointe, Suite 220

Miami Beach, FL 33139

WV Investment Trust B

Attn. Alan Rottenberg, Trustee

Goulston & Storrs

400 Atlantic Avenue

Boston, MA 02110

* * * * *

SCHEDULE B

Licensor Shareholders

Massachusetts Institute of Technology

Treasurer’s Office

238 Main Street

Cambridge, MA 02142

Attention: Philip Rotner

Fax: 617.258.6676

President and Fellows of Harvard College

Harvard University Office of Technology Development

Attn: Michal Preminger, Senior Director of Business Development

1350 Massachusetts Ave, Suite 727

Cambridge, Massachusetts

Tel: 617-432-3896

Fax: 617-432-2788

Email: michal_preminger@harvard.edu

The Brigham and Women’s Hospital, Inc.

Research and Licensing

101 Huntington Ave, 4th Floor

Boston, MA 02199

Attn: Arlene Parquette, Licensing Associate

phone: 617-954-9381

fax: 617-954-9361

Children’s Medical Center Corporation

Intellectual Property Office

Children’s Hospital Boston

300 Longwood Avenue

Boston, MA 02115

Attn: Nurjana Bachman, PhD

Ph: (617) 919-3028

Fax: (617) 919-3031

Nurjana.Bachman@Childrens.Harvard.edu

Immune Disease Institute, Inc.

Office of Technology Development

800 Huntington Avenue

Boston, MA 02115

Attn: Ryan M. Dietz, Director

Tel: 617.278.3463

Fax: 617.278.3395

email: dietz@idi.harvard.edu

EXHIBIT A

Project Company Reporting Requirements

Document	Deadline for submitting
Balance Sheet (Form № 1, approved by the Order of the Ministry of Finance of the Russian Federation № 67n «On the forms of accounting of organizations» (onward - «Order № 67n»))	Quarterly, no later than 30 (thirty) days after the end of the reporting quarter

Income statement (Form № 2 approved by Order № 67n)	Quarterly, no later than 30 (thirty) days after the end of the reporting quarter

Statement of changes in the equity (form № 3, approved by Order № 67n)	Annually, no later than 90 (ninety) days after the end of the reporting year

Statement of cash flows (Form № 4, approved by Order № 67n)	Annually, no later than 90 (ninety) days after the end of the reporting year

Annex to the balance sheet (Form № 5, approved by Order № 67n)	Annually, no later than 90 (ninety) days after the end of the reporting year

Audit report	Annually, no later than 20 (twenty) business days from the date of approval at the annual shareholders’ meeting of the Russian Entity.

Tax returns for income tax, VAT and property tax	Annually, no later than 90 (ninety) days after the end of the reporting year

Statistical reports (forms of The State Committee of Statistics)	Annually, no later than 90 (ninety) days after the end of the reporting year

- Information about the presence and movement of fixed assets (funds) and other non-financial assets 7/10/2009 № 132

- The main data of the activity of the organization 7/28/2009 № 153

- Information about the shipment of goods, works and services related to nanotechnologies 2/8/2010 № 83

- Data on production output by (Russian) National Classification of Products by Economic Activities (NCPEA) 1/28/2010 № 76

- Information about creation and use of advanced manufacturing technologies 10/30/2009 № 237

- Information about the innovation activity of the organization 10/30/2009 № 237

- Information about commercial technology exchange with foreign countries (partners) 8/20/2008 № 199

- Information about investments in non-financial assets 7/10/2009 № 132

- Information about investment activity 8/14/2008 № 189

- Information on the number and wages of workers 8/26/2009 № 184

- Information about the financial status of the organization 7/16/2009 № 139

- Information on financial investments 7/16/2009 № 139

Appendix №4 to form number P-1 approved by the Order of the (Russian) Federal State Statistics Service 2/8/2010 №83	Quarterly, no later than the 20th (twentieth) day of the month following the reporting period

Statement of cash flows (using form mutually agreeable to the Project Company and Rusnano)	Monthly, no later than 5th (fifth) business day of the month following the reporting month

Income statement (using form mutually agreeable to the Project Company and Rusnano)	Quarterly, within 5 (five) business days after the date of submission of the Russian Entity’s financial statements for the corresponding period

Balance sheet (using form mutually agreeable to the Project Company and Rusnano)	Quarterly, within 5 (five) business days after the date of submission of the Russian Entity’s financial statements for the corresponding period

Certificate of Incorporation (original / certified copy) on the last working day of the reporting period	Annually no later than 5 (five) business days after the end of the reporting year and after applying the changes

Protocols of meetings of Russian Entity’s Board of Directors and participant(s) with all exhibits	Within 5 (five) business days after conducting the meeting

Statement of claim, court/arbitrage ruling determining the action with respect to the Russian Entity bankruptcy proceedings and/or the initiation of bankruptcy proceedings	Within 5 (five) business days after receipt of the statement of claim or ruling by the Russian Entity

Statement of claim, charges against the Russian Entity, settlement of which may materially affect the financial condition or business activities of Russian Entity (a substantial impact is a claim on more than 10% of Russian Entity’s current book value)

Within 5 (five) working days after receipt of the statement of claim by the Russian Entity

Information on enterprises (organizations) engaged in production activities in the field of nanoindustry	Within a month after the beginning of the development of products, related to nanotechnologies.

List of the affiliated persons of the Russian Entity, which shall include, as relevant: (1) any member of its board of	Annually, no later than 5 (five) business days after the end of the directors, advisory board or other similar board or body; (2) any member of its executive body; (3) any person having executive authority, acting singly, on behalf of the Russian Entity; (4) persons in the same group of companies with the Russian Entity; (5) person(s) having control over 20% of the participation interests in the charter capital of the Russian Entity; and (6) person(s) in which the Russian Entity controls over 20% of its voting stock, other ownership interests or participation interests in its charter capital.

reporting year, and after the application of changes

Annual report on the progress of the Project (including performance against the Business Plan and R&D Plan) in the form mutually agreeable to the Project Company and Rusnano	Annually, no later than 20 (twenty) business days after the end of the reporting year

Accounting policies of the Russian Entity for the purposes of accounting and taxation	Annually, no later than 90 (ninety) days after the end of the reporting year

Is Quarterly report on the progress of the Project (including performance against the Business Plan and R&D Plan) in the form mutually agreeable to the Project Company and Rusnano	Quarterly no later than 30 (thirty) days after the end of the reporting quarter

SELECTA BIOSCIENCES, INC.

JOINDER AGREEMENT TO FIFTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 17, 2015 (as the same may hereafter be amended, the “Agreement”), by and among Selecta Biosciences, Inc., a Delaware corporation (the “Company”) and the other parties named therein.

By executing and delivering to the Company this Joinder Agreement, the undersigned hereby (a) agrees that it is a “Purchaser”, as defined in the Agreement; (b) agrees that it is a party to the Agreement for all purposes; and (c) adopts the Agreement with the same force and effect as if the undersigned were originally a party thereto. Any notice required or permitted by the Agreement shall be given to the undersigned at the address listed below its signature hereto.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the 16 day of September, 2015.

WV INVESTMENT TRUST B

By:	/s/ Alan W. Rottenberg
Alan W. Rottenberg, as trustee and
not individually

Address:
Attn. Alan W. Rottenberg, Trustee
Goulston & Storrs
400 Atlantic Avenue
Boston, MA 02110

Accepted and agreed:

SELECTA BIOSCIENCES, INC.

By:	/s/ Werner Cautreels
Name: Werner Cautreels
Title: President and CEO

AMENDMENT NO. 1

TO

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of June 7, 2016, by and among Selecta Biosciences, Inc., a Delaware corporation (the “Company”), and the undersigned parties to that certain Fifth Amended and Restated Investors’ Rights Agreement, dated as of August 26, 2015 (as amended, the “Agreement”);

WHEREAS, pursuant to Section 6.5 of the Agreement, the Agreement may be amended by written agreement of (i) the Company, (ii) the Founders holding a majority of the shares of capital stock then held by all of the Founders and (iii) Purchasers holding at least 66 2/3% of the Registrable Securities then held by all of the Purchasers (collectively, the “Requisite Parties”);

WHEREAS, the Company and the undersigned parties to the Agreement constitute the Requisite Parties; and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

Section 1.              Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

Section 2.              Amendments.

(a)           Notwithstanding the terms of Section 1.11, Section 1.14 shall continue in full force and effect after the Company shall become subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

(b)           Section 3.1(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i)          “Registrable Securities” means (i) the Common Stock held by the Founders and their Permitted Transferees as of the effectiveness of the Company’s Registration Statement on Form S-1 (Reg. No. 333-211555) filed by the Company under the Act, (ii) the Common Stock issuable or issued upon conversion of the Senior Preferred Stock, (iii) the Common Stock issuable or issued upon conversion of the Series SRN Preferred Stock, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) through (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 3 are not properly assigned, and excluding any shares for which registration rights have terminated pursuant to Section 3.13 of this Agreement.”

(c)           Section 5.4 of the Agreement shall terminate upon the Closing of a Qualified Public Offering.

(d)           The second sentence of Section 6.5 of the Agreement is hereby amended and restated in its entirety to read as follows:

“No amendment, modification or termination of, or waiver under, any provision of this Agreement shall be valid unless in writing and signed by (i) the Company and (ii) the Purchasers and/or the Founders, voting together as a single class, holding a majority of the Outstanding Registrable Securities then held by a Purchaser or Founder (other than a Purchaser or Founder who could sell all Registrable Securities held by such Purchaser or Founder, together with any Affiliate thereof with whom such Purchaser or Founder must aggregate its sales under SEC Rule 144, without restriction under SEC Rule 144(b)(1) within a ninety (90) day period), and any such amendment, modification, termination or waiver shall be binding on all parties hereto; provided that any such waiver or amendment which materially adversely affects the rights, privileges, duties or obligations of a Purchaser in a manner materially different than those of all other Purchasers shall not be effective without the written consent of the affected Purchaser.”

Section 3.              No Other Amendments; Conflicts.  No term or provision of the Agreement shall be affected by this Amendment, unless specifically set forth herein and any term or provision not affected by this Amendment shall remain in full force and effect following the date hereof.  In the event of a conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

Section 4.              Governing Law.   This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

Section 5.              Captions; Pronouns.  All articles and section headings or captions contained in this Amendment are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Amendment or the intent of any provision thereof.  References in the Agreement to the Agreement shall mean the Agreement, as amended by this Amendment.

Section 6.              Severability.    If any provision of this Amendment or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to any other party or circumstances shall not be affected thereby, and each provision shall be valid and shall be enforced to the fullest extent permitted by law.

Section 7.              Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  The exchange of copies of this Amendment and of signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Amendment as to the parties and may be used in lieu of the original Amendment for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

SELECTA BIOSCIENCES, INC.

By:	/s/ Werner Cautreels, Ph.D.
Name: Werner Cautreels, Ph.D.
Title: President and Chief Executive Officer

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

FOUNDERS:	/s/ Omid Farokhzad
Omid Farokhzad

/s/ Robert S. Langer, Jr.
Robert S. Langer, Jr.

/s/ Ulrich von Andrian
Ulrich von Andrian

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASERS:	POLARIS VENTURE PARTNERS V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C., its General Partner

		By:	/s/ Mary Blair
Name: Mary Blair
Title: Attorney-In-Fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C., its General Partner

		By:	/s/ Mary Blair
Name: Mary Blair
Title: Attorney-In-Fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C., its General Partner

		By:	/s/ Mary Blair
Name: Mary Blair
Title: Attorney-In-Fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

	By:	Polaris Venture Management Co. V, L.L.C., its General Partner

		By:	/s/ Mary Blair
Name: Mary Blair
Title: Attorney-In-Fact

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	FLAGSHIP VENTURES FUND 2007, L.P.

	By:	Flagship Ventures 2007 General Partner LLC, its General Partner

		By:	/s/ Edwin M. Kania, Jr.
Name: Edwin M. Kania, Jr.
Title: Managing Member

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	NANODIMENSION, L.P.

	By:	NanoDimension Management Limited, its General Partner

		By:	/s/ Jonathan Nicholson
		Name:	Jonathan Nicholson
		Title:	Director

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASERS:	ORBIMED ASSOCIATES III, LP

	By:	OrbiMed Advisors LLC, its General Partner

		By:	/s/ Carl Gordon
		Name:	Carl Gordon
		Title:	Member

ORBIMED PRIVATE INVESTMENTS III, LP

	By:	OrbiMed Capital GP III LLC, its General Partner
	By:	OrbiMed Advisors LLC, its Managing Member

		By:	/s/ Carl Gordon
		Name:	Carl Gordon
		Title:	Member

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASERS:	LEUKON INVESTMENTS, LP

	By:	LKST, Inc., its General Partner

		By:	/s/ Timothy Springer
		Name:	Timothy Springer
		Title:	President

TAS PARTNERS, LLC

	By:	/s/ Timothy Springer
	Name:	Timothy Springer
	Title:	Manager

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	EMINENT II VENTURE CAPITAL CORPORATION

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	RUSNANO

	By:	/s/ Yuri Udaltsov
	Name:	Yuri Udaltsov
	Title:	Deputy Chairman of the Management Board of Management Company RUSNANO LLC acting on the basis of a power of attorney

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASERS:	VTB CAPITAL I2BF NETHERLANDS B.V.

By:
Name:
Title:

and

By:
Name:
Title:

SELECTA RKFN LTD.

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	ALEXANDRIA EQUITIES, LLC
A Delaware limited libability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation, managing member

		By:	/s/ Gary Dean
		Name:	Gary Dean
		Title:	Senior Vice President RE Legal Affairs

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	BIODYNAMICS CORE, L.P.

	By:	BioDynamics, LLC, its General Partner

		By:	/s/ Omid Farokhzad
		Name:	Omid Farokhzad
		Title:	Member

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	OSAGE UNIVERSITY PARTNERS II, L.P.

	By:	OSAGE UNIVERSITY GP II, LP, its General Partner

	By:	OSAGE PARTNERS, LLC, its General Partner

		By:	/s/ William Harrington
		Name:	William Harrington
		Title:	Member

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	AVENTISUB, LLC

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	RIDGEBACK CAPITAL INVESTMENTS, LP

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	BLAKELEY VENTURES, LLC

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	SAMIEI & MORSE PARTNERSHIP

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	AJU LIFE SCIENCE OVERSEAS EXPANSION PLATFORM FUND C/O AJU IB INVESTMENT

	By:	/s/ Ji-Won Kim
Name: Ji-Won Kim
Title: Chief Executive Officer

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	SPHERA GLOBAL HEALTHCARE MASTER FUND

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	WV INVESTMENT TRUST B

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASERS:	GENTRACE LLC

By:
Name:
Title:

GENDOS LLC

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	BAYSIDE PARTNERS LLC

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASERS:	SILVER ROCK FINANCIAL LLC

By:
Name:
Title:

WELLWATER LLC

By:
Name:
Title:

NP1 LLC

By:
Name:
Title:

GENUNO LLC

By:
Name:
Title:

DNSMORE LLC

By:
Name:
Title:

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:
Mark Afrasiabi

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	/s/ Scott Cohen
Scott Cohen

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	/s/ Jeffrey B. Larson
Jeffrey B. Larson

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:	/s/ Megan Kelleher
Megan Kelleher

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:

Dimitris Bertsimas

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement

PURCHASER:

Peter Doelger

Signature Page to Amendment No. 1 to Fifth Amended and Restated Investors’ Rights Agreement